SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549



                            FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 26, 2001


                       DETWILER, MITCHELL & CO.
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       (Exact name of registrant as specified in its charter)

      DELAWARE                   0-12926             95-2627415
 ---------------------------------------------------------------------
 (State of other jurisdiction  (Commission        (IRS Employer or
       incorporation)           File Number)       Identification No.)


    225 Franklin Street, 20th Floor,  Boston, Massachusetts        02110
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    (Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code: 617-451-0100

                         Fechtor, Detwiler, Mitchell & Co.
        --------------------------------------------------------------
        (Former name or former address, if changed since last report)
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ITEM 5.   OTHER EVENTS

     On March 26, 2001, the Company announced that the stockholders had approved, and the Company subsequently filed, an amendment to its Certificate of Incorporation to change its name from "Fechtor, Detwiler, Mitchell & Co." to "Detwiler, Mitchell & Co." and to effect a 1-for-4 reverse split of the issued and outstanding shares of common stock. The Company also announced that effective March 27, 2001, the Company's common stock became listed under the symbol "DMCO" in the Nasdaq SmallCap Market and under the symbol "DEM" on the Pacific Exchange.

     A copy of the Certificate of Amendment of the Certificate of Incorporation is attached as Exhibit 3.21 and a copy of the press release concerning the announcement above is attached to this Report as Exhibit 28.1 and both are hereby incorporated by reference.

     Other proposals approved by the stockholders of the Company at the Annual Meeting include the election of Frank Jenkins, James Mitchell and Robert Sharp as Directors of the Company to serve three years or until their successors are duly appointed and the proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the year 2001.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          (c)  Exhibits.

               The following exhibit is filed herewith:

               3.21 Certificate of Amendment of Certificate of
                    Incorporation filed March 26, 2001.

               28.1 Press Release dated March 26, 2001
                    announcing name change and one-for-four
                    reverse split of the Company's common stock.


                           SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              DETWILER, MITCHELL & CO.
                              ------------------------
                                   (Registrant)

Dated:  March 30, 2001       By:  /s/ Robert E. Jeffords
                                -----------------------------
                                        (Signature)
                                     Robert E. Jeffords
                                     Assistant Secretary

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